                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Arbor Drugs, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                              Arbor Drugs, Inc.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                                ARBOR DRUG LOGO
                           3331 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 3, 1996

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Arbor Drugs, Inc. (the "Company"), to be held on December 3, 1996, at 11:00 a.m., Eastern Standard Time, at the Troy Marriott, 200 W. Big Beaver Road, Troy, Michigan, or any adjournment thereof, for the following purposes:

        1. To elect seven directors; and

        2. To transact such other business as may properly come before the Meeting.

     Only holders of record of shares of Common Stock, par value $.01 per share, at the close of business on October 11, 1996 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may withdraw your proxy and vote your shares.

     A copy of the Annual Report of the Company for the fiscal year ended July 31, 1996 accompanies this notice.

                                            By Order of the Board of Directors,

                                            Gilbert C. Gerhard, Secretary

Troy, Michigan
October 31, 1996

                               ARBOR DRUGS, INC.
                           3331 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 3, 1996

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 (the "Common Stock"), of Arbor Drugs, Inc., a Michigan corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on December 3, 1996 and at any adjournment thereof.

     At the Meeting, holders of shares of Common Stock ("Shareholders") will be asked:

          1. To elect seven directors; and

          2. To transact such other business as may properly come before the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being sent to Shareholders on or about October 31, 1996.

     All references in this Proxy Statement to a fiscal year are to the Company's fiscal year ended July 31.

                                  THE MEETING

DATE, TIME AND PLACE

     The Meeting will be held on December 3, 1996, at 11:00 a.m., Eastern Standard Time, at the Troy Marriott, 200 W. Big Beaver Road, Troy, Michigan.

MATTERS TO BE CONSIDERED

     At the Meeting, Shareholders will be asked to consider and vote to elect seven directors (Proposal No. 1). See "ELECTION OF DIRECTORS". The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     Shareholders as of the close of business on October 11, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 25,271,329 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

VOTING AND REVOCATION OF PROXIES

     Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein.

     Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

REQUIRED VOTES

     Votes cast by proxy or in person at the Meeting will be counted in determining the presence of a quorum. Abstentions, withheld votes and broker non-votes (where a broker indicates on its proxy that it does not have discretionary authority to vote certain shares on a particular matter) will be counted in determining the presence of a quorum but will be treated as not voted in determining the approval of any matter submitted for a shareholder vote.

     Under Michigan law, the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required to elect each director. As such, the seven nominees receiving the greatest number of votes cast at the Meeting will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast.

     All of the directors and officers of the Company have indicated that they will cause all shares of Common Stock beneficially owned by them (excluding Common Stock which they have the right to acquire upon the exercise of currently exercisable stock options) to be voted in favor of the election as a director of each nominee named herein. Such persons beneficially own, in the aggregate, 32.6% of the shares of Common Stock eligible to vote at the Meeting.

PROXY SOLICITATION

     The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

     The Company has been advised that representatives of Coopers & Lybrand L.L.P., the Company's independent auditors in fiscal 1996, will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of the Record Date, the number of shares of Common Stock, the Company's only class of voting securities, owned beneficially by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table appearing under "EXECUTIVE COMPENSATION" below and (iv) all directors and executive officers of the Company as a group. The information set forth in the table and accompanying footnotes has been furnished by the respective beneficial owners. Unless otherwise indicated, each person has sole voting and investment power over the reported shares.

                                                             AMOUNT AND NATURE OF    PERCENT OF
                     NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP      CLASS
        --------------------------------------------------   --------------------    ----------
        Eugene Applebaum..................................         7,343,792(1)         28.1%
        Wellington Management Co., L.L.P. ................         1,318,990(2)          5.2%
        Nicholas Co. .....................................         1,290,500(3)          5.1%
        Markus M. Ernst...................................         1,238,697(4)          4.7%
        Gilbert C. Gerhard................................            67,437(5)         *
        David B. Hermelin.................................           258,250(6)          1.0%
        Spencer M. Partrich...............................            51,750(6)         *
        Laurie M. Shahon..................................            16,375(6)         *
        Samuel Valenti III................................            25,000(6)         *
        Donald M. Stutrud.................................            81,208(7)         *
        Eric Bolokofsky...................................            58,399(8)         *
        All directors and executive officers as a group
          (11 persons, including the foregoing)...........         9,258,359(9)         36.4%

-------------------------
 *  Less than 1.0%

(1) Includes 630,000 shares of Common Stock subject to stock options granted pursuant to the Company's Amended and Restated Stock Option Plan (the "1986 Plan") and the Company's 1996 Stock Option Plan (the "1996 Plan") that are exercisable within 60 days of the Record Date. Includes 308,125 shares owned by Mrs. Applebaum. Includes 39,040 shares of Common Stock owned of record by Smith Barney, Inc., as trustee (the "401(k) Trustee") under the Arbor Drugs, Inc. 401(k) Plan (the "401(k) Plan"), on behalf of Mr. Applebaum as of June 30, 1996, the latest date as of which such information is available from the 401(k) Trustee. Excludes 438,750 shares of Common Stock held in Mrs. Applebaum's name as trustee for the children of Mr. and Mrs. Applebaum, as to which Mr. Applebaum disclaims beneficial ownership. Mr. Applebaum's business address is c/o Arbor Drugs, Inc., 3331 W. Big Beaver Road, Troy, Michigan 48084.

(2) The beneficial owner's address is 75 State Street, Boston, MA 02109.

(3) The beneficial owner's address is 700 North Water Street, Suite 1010, Milwaukee, WI 53202.

(4) Includes 200,000 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan and the 1996 Plan that are exercisable within 60 days of the Record Date. Includes 260 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Ernst as of June 30, 1996. Includes 7,000 shares owned by Mrs. Ernst, as to which Mr. Ernst disclaims beneficial ownership.

(5) Includes 49,050 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan and the 1996 Plan that are exercisable within 60 days of the Record Date. Includes 3,551 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Gerhard as of June 30, 1996.

(6) Includes 10,000 shares of Common Stock subject to stock options automatically granted pursuant to the 1996 Plan that are exercisable within 60 days of the Record Date.

(7) Includes 49,050 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan and the 1996 Plan that are exercisable within 60 days of the Record Date. Includes 8,238 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Stutrud as of June 30, 1996.

(8) Includes 49,050 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan and the 1996 Plan that are exercisable within 60 days of the Record Date. Includes 5,312 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Bolokofsky as of June 30, 1996.

(9) Includes, in addition to the 977,150 such shares referred to in the preceding footnotes, a total of 69,000 shares of Common Stock subject to stock options granted to the Company's other executive officers pursuant to the 1986 Plan and the 1996 Plan that are exercisable within 60 days of the Record Date. Includes 11,830 shares of Common Stock owned of record by the 401(k) Trustee on behalf of such other executive officers as of June 30, 1996.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to serve until the next annual meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the election of the seven individuals named in the following table, all of whom currently are directors of the Company. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. If by reason of an unexpected occurrence one or more of the nominees is not available for election, however, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of the Record Date.

                                                             PRINCIPAL BUSINESS
                                                           OCCUPATIONS DURING PAST
                                                              FIVE YEARS, OTHER
                    NAME                                    DIRECTORSHIPS AND AGE
---------------------------------------------   ---------------------------------------------
Eugene Applebaum.............................   President of the Company and its predecessors
  Director since 1963                           since 1963. Chairman of the Board of
                                                Directors and Chief Executive Officer since
                                                1985. Mr. Applebaum has been a registered
                                                pharmacist in the State of Michigan since
                                                1960. Age 59.
Markus M. Ernst..............................   Executive Vice President and Chief Operating
  Director since 1974                           Officer of the Company and its predecessors
                                                since 1968. Age 59.
Gilbert C. Gerhard...........................   Senior Vice President -- Finance and
  Director since 1986                           Administration since February 1994. Chief
                                                Financial Officer and Treasurer of the
                                                Company since 1983. Secretary since 1995.
                                                Vice President -- Finance and Administration
                                                from 1983 to February 1994. Age 54.
David B. Hermelin............................   Private investor principally involved in real
  Director since 1986                           estate and development. Director of First of
                                                America Bank -- Detroit, N.A. Age 59.
Spencer M. Partrich..........................   Private investor principally involved in real
  Director since 1988                           estate investment and development. Co-owner
                                                and principal of Lautrec, Ltd. and Lautrec A
                                                & D, L.L.C. since 1976. Age 56.
Laurie M. Shahon.............................   Founder and President of Wilton Capital Group
  Director since 1988                           since January 1994. Managing Director of '21'
                                                International Holdings, Inc. from April 1988
                                                to December 1993. Director of One Price
                                                Clothing Stores, Inc., Ames Department
                                                Stores, Inc. and Homeland Stores, Inc. Age
                                                44.
Samuel Valenti III...........................   President of Masco Capital Corporation since
  Director since 1992                           1988. Vice President -- Investments of Masco
                                                Corporation since 1974. Vice Chairman of the
                                                State of Michigan's Investment Advisory Board
                                                since 1992. Age 50.

     The Board of Directors recommends a vote FOR each of the above-named nominees.

                INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors held five meetings during fiscal 1996. All directors attended 100% of the meetings of the Board of Directors and the committees of the Board of Directors on which they serve.

     The Board of Directors of the Company currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

     The Audit Committee recommends the engagement of the Company's independent auditors, reviews the scope and cost of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The committee, which currently consists of Mr. Hermelin, Mr. Partrich, Ms. Shahon (Chair) and Mr. Valenti, held two meetings during fiscal 1996.

     The Compensation Committee provides guidance and commentary to management and the entire Board of Directors with respect to all corporate compensation, benefits and employee equity programs and administers the 1986 Plan, the 1996 Plan and the Employee Stock Purchase Plan. The committee, which currently consists of Mr. Hermelin, Ms. Shahon and Mr. Valenti (Chair), held two meetings during fiscal 1996.

     Directors who are also employees of the Company receive no remuneration for services as a member of the Board or any committee of the Board. In fiscal 1996, each non-employee director received an annual fee of $10,000 for serving as a director plus $500 for each meeting of the Board that such director attended. No additional fees were paid for service on any of the Board committees. Non-employee directors are not eligible to receive options to purchase shares of Common Stock pursuant to the 1986 Plan or to participate in the Company's Employee Stock Purchase Plan; however, pursuant to the 1996 Plan each non-employee director was automatically granted options to purchase 10,000 shares of Common Stock, at the time of adoption of the 1996 Plan, and will be automatically granted options to purchase 1,000 shares of Common Stock at the time of each annual meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer (the "CEO") and each of the other four most highly compensated executive officers of the Company for all services rendered in all capacities to the Company and its subsidiaries in fiscal 1996, 1995 and 1994.

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                             ANNUAL       ------------
                                                          COMPENSATION     SECURITIES
                                                          ------------     UNDERLYING         ALL OTHER
      NAME AND PRINCIPAL POSITIONS         FISCAL YEAR     SALARY($)      OPTIONS (#)     COMPENSATION(1)($)
----------------------------------------   -----------    ------------    ------------    ------------------
Eugene Applebaum........................       1996         $450,000         300,000           $26,550
  President and CEO                            1995         $450,000         450,000           $10,487
                                               1994         $450,000         300,000           $10,187
Markus M. Ernst.........................       1996         $250,000         100,000           $12,894
  Executive Vice President and Chief           1995         $250,000         150,000           $12,606
  Operating Officer                            1994         $250,000          90,000           $12,027
Gilbert C. Gerhard......................       1996         $162,500          30,000           $13,369
  Senior Vice President -- Finance and         1995         $155,000          34,500           $12,952
  Administration, Chief Financial              1994         $146,750          18,000           $12,260
  Officer, Treasurer and Secretary
Donald M. Stutrud.......................       1996         $137,500          30,000           $ 4,657
  Senior Vice President -- Store               1995         $133,500          34,500           $ 4,480
  Operations                                   1994         $128,500          18,000           $ 4,014
Eric Bolokofsky.........................       1996         $135,000          30,000           $ 3,861
  Senior Vice President -- Merchandising       1995         $125,000          36,000           $ 3,739
                                               1994         $116,250          18,000           $ 3,324

-------------------------
(1) Represents (i) the Company's contribution of $500 in fiscal 1996 and 1995 and $200 in fiscal 1994 to each named executive officer's account under the 401(k) Plan and (ii) insurance premiums paid by the Company with respect to term life and disability insurance for the benefit of each named executive officer. All contributions to the 401(k) Plan are immediately vested.

OPTION GRANTS IN FISCAL 1996

     The following table sets forth certain information concerning individual grants of stock options made to each of the executive officers of the Company named in the Summary Compensation Table during fiscal 1996. All such grants were made pursuant to the 1996 Plan.

                                                                                          POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                                  VALUE AT
                        ------------------------------------------------------------    ASSUMED ANNUAL RATES OF
                           NUMBER OF                                                    STOCK PRICE APPRECIATION
                          SECURITIES         % OF TOTAL                                           FOR
                          UNDERLYING       OPTIONS GRANTED    EXERCISE                       OPTION TERM(2)
                        OPTIONS GRANTED    TO EMPLOYEES IN     PRICE      EXPIRATION    ------------------------
        NAME                (#)(1)           FISCAL 1996       ($/SH)        DATE         5%($)         10%($)
---------------------   ---------------    ---------------    --------    ----------    ----------    ----------
Eugene Applebaum.....       300,000             43.17%         $17.50     10/05/2001    $1,785,502    $4,050,695
Markus M. Ernst......       100,000             14.39           17.50     10/05/2001       595,167     1,350,232
Gilbert C. Gerhard...        30,000              4.32           17.50     10/05/2001       178,550       405,070
Donald M. Stutrud....        30,000              4.32           17.50     10/05/2001       178,550       405,070
Eric Bolokofsky......        30,000              4.32           17.50     10/05/2001       178,550       405,070

-------------------------
(1) The indicated stock options vest at a rate of 20% per year, beginning on the first anniversary of the date of grant, and have a term of six years (subject to full accelerated vesting upon certain change in control events). All rights to exercise such stock options terminate upon the resignation, retirement or voluntary or involuntary termination of the optionee, except that the Compensation Committee may, in its sole discretion, grant an optionee the right for a period not to exceed three months to exercise that portion of the stock option that is exercisable by the optionee on the date of such resignation, retirement or termination. In addition, stock options may be exercised within (i) twelve months after an optionee's employment is terminated by death or (ii) three months after an optionee's employment is terminated due to permanent disability, but in no event subsequent to the expiration of the stock option.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise of the stock options immediately prior to the expiration of their term using 5% and 10% appreciation rates (as specified by the Securities and Exchange Commission), compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's stock price. Actual gains, if any, upon future exercise of any of these options will depend upon the actual performance of the Common Stock.

AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND 1996 FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during fiscal 1996 by each of the executive officers of the Company named in the Summary Compensation Table and the value of unexercised options held by such persons as of July 31, 1996 measured in terms of the closing price of the shares of Common Stock on that date as reported by NASDAQ ($18.125 per share).

                                                                    NUMBER OF
                                                                   SECURITIES              VALUE OF
                                                                   UNDERLYING             UNEXERCISED
                                                                   UNEXERCISED           IN-THE-MONEY
                                                                   OPTIONS AT             OPTIONS AT
                                    SHARES                         7/31/96(#)             7/31/96($)
                                  ACQUIRED ON     VALUE($)        EXERCISABLE/           EXERCISABLE/
             NAME                  EXERCISE      REALIZED(1)      UNEXERCISABLE          UNEXERCISABLE
-------------------------------   -----------    -----------    -----------------    ---------------------
Eugene Applebaum...............          --              --     570,000/1,005,000    $3,206,250/$3,315,625
Markus M. Ernst................          --              --     180,000/  325,000     1,007,500/ 1,045,625
Gilbert C. Gerhard.............      16,875       $ 220,776      42,150/   75,600       280,494/   207,100
Donald M. Stutrud..............      22,500         299,993      42,150/   75,600       280,494/   207,100
Eric Bolokofsky................      22,500         309,918      42,450/   76,800       280,881/   208,650

-------------------------
(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the shares of Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During fiscal 1996, the members of the Compensation Committee were Mr. Hermelin, Ms. Shahon and Mr. Valenti. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. All fiscal 1996 compensation packages for executive officers were initially established by Mr. Applebaum and, with respect to stock option grants, reviewed and approved by the Compensation Committee.

     The Company leases a drugstore from a general partnership in which Mr. Partrich owns a minority interest. During fiscal 1996, the Company's payments to the partnership aggregated $86,849. The Company also leases a drugstore located in a shopping center owned by a limited partnership of which Mr. Partrich is a limited partner and Mr. Partrich's son is the general partner. During fiscal 1996, the Company's payments to the partnership aggregated $82,089.

     The Company leases three drugstores from a general partnership formed by Messrs. Applebaum and Ernst, of which Mr. Applebaum is the majority partner. During fiscal 1996, the Company's payments to the partnership aggregated $405,304. The Company also leases a drugstore from a limited partnership, of which Mr. Applebaum is a limited partner. During fiscal 1996, the Company's payments to the partnership aggregated $94,105.

     The Company believes that each of the leases described above is no less favorable to the Company than would have been available from unaffiliated parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                    WITH RESPECT TO EXECUTIVE COMPENSATION*

     All cash compensation for the executive officers named in the Summary Compensation Table for fiscal 1996 was determined by Mr. Applebaum prior to and effective as of February 1, 1996. Grants of stock options to the named executive officers were made in October 1995 by the Compensation Committee.

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's executive compensation program is based on principles, set forth in the Compensation Committee charter, which are intended to align compensation with achievement of Company objectives in business strategy, management initiatives and financial results. The executive compensation principles set forth in the Compensation Committee's charter are designed to:

     -- Attract and retain the highly qualified, experienced and motivated executives needed for the success of the Company;

     -- Provide compensation opportunity that is competitive with companies in the chain drugstore industry and/or companies of comparable complexity, risk and size;

     -- Reward executives for performance; and

     -- Align management's interests with the interests of shareholders for the long-term success of the Company.

     The Company's fiscal 1996 compensation program consisted of cash compensation and equity-based compensation pursuant to the 1996 Plan and the Company's Employee Stock Purchase Plan.

     Options under the 1996 Plan were granted at the then current market price, and vest at a rate of 20% a year beginning on the first anniversary of grant (subject to acceleration upon certain change in control events). The options are scheduled to expire on the sixth anniversary of grant.

     The Employee Stock Purchase Plan permits each employee of the Company to purchase up to $25,000 of Common Stock per annum at 85% of the lesser of the fair market value of Common Stock on the first day or last day of a purchase period. The Company adopted the Employee Stock Purchase Plan in order to recognize the contributions of its employees to the success of the Company and, in part, because of similar plans adopted by members of the Peer Group (as such term is hereinafter defined) with whom the Company primarily competes for the services of officers, pharmacists and corporate managers.

     With certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes an annual individual limitation of $1 million on the deductibility of compensation payments to the Company's Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers for whom proxy statement disclosure is required and who are employed at the end of the Company's taxable year. "Performance-based" compensation, as defined in Section 162(m) of the Code, is excluded from this limitation. The Company believes that options granted under the 1996 Plan should qualify as "performance-based" compensation provided that (as was the case for grants made during fiscal 1996) the exercise price of such options is not less than the fair market value of the Common Stock at the date of grant.

     The Company does not have any other long-term incentive, restricted stock purchase or profit-sharing programs and does not have or contribute to any retirement programs on behalf of its employees, including its executive officers.

COMPENSATION OF THE CEO

     The present philosophy of the Compensation Committee is to maintain the CEO's cash compensation at the level in place since 1987 and to reward and further encourage performance in a particular year using

-------------------------

* The disclosure contained in this section is not incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporated future filings or portions thereof (including the Proxy Statement or this section).

equity-based compensation, which strengthens the mutuality of interests between the CEO and the Company's shareholders. In accordance with this, the fiscal 1996 cash compensation for Mr. Applebaum, the Company's CEO, remained at $450,000 and, during fiscal 1996, Mr. Applebaum was granted an option under the 1996 Plan covering 300,000 shares of Common Stock.

     The factors considered by the Compensation Committee in determining the amount of equity-based compensation awarded to Mr. Applebaum in fiscal 1996 included its subjective evaluation of the Company's general operating and financial performance and expansion, as well as Mr. Applebaum's leadership and establishment and implementation of strategic direction for the Company. During fiscal 1996 the Company opened fifteen new drugstores and surpassed the $800 million mark in annual sales. The Company also increased its market share in its primary market, maintaining its position as the drugstore market share leader in the greater metropolitan Detroit area, and advanced to become the fourteenth largest drugstore chain in the nation based on gross sales. The number of options previously granted under the 1986 Plan to all employees in the aggregate and to Mr. Applebaum, individually, were also considered in determining the size of Mr. Applebaum's fiscal 1996 award of options. No particular weight was given to any factor by the Compensation Committee.

     Currently, the CEO is not eligible to participate in the Employee Stock Purchase Plan due to his ownership of more than 5% of the outstanding Common Stock.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Each of the other named executive officers, other than Markus Ernst, received an increase in cash compensation, as determined by the CEO, averaging 5%. Mr. Ernst's fiscal 1996 cash compensation of $250,000 has remained unchanged since 1987. Options were granted by the Compensation Committee to executive officers based upon the recommendation of the CEO. In making his recommendations, the CEO subjectively considered certain factors, including his perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the executive's contribution to the Company's future performance, as well as the need to retain executives. The Compensation Committee reviewed with the CEO his recommendations and, for certain officers, granted more options than recommended by the CEO to reflect the Compensation Committee's subjective consideration of such factors. The determination was not based on specific objectives. No specific weight was given to any of the factors considered. The numbers of options previously granted under the 1986 Plan to all employees in the aggregate and to each executive officer, individually, were also considered in determining the fiscal 1996 awards of options to each executive officer.

                                            THE COMPENSATION COMMITTEE

                                            Samuel Valenti III, Chair
                                            David B. Hermelin
                                            Laurie M. Shahon

                              PERFORMANCE GRAPH**

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of (i) companies included in the S&P 500 Index and (ii) certain companies identified below (the "Peer Group"). The graph points set forth below are as of July 31 of each year indicated.

      Measurement Period         Arbor Drugs,                     NACDS Peer
    (Fiscal Year Covered)            Inc.           S&P 500          Group
1991                                    100.00          100.00          100.00
1992                                    103.39          112.79          102.27
1993                                     92.10          122.64          102.90
1994                                    111.11          128.95          112.00
1995                                    139.64          162.63          152.74
1996                                    153.04          189.57          177.53

     The Peer Group consists of the following companies, all of which are primarily engaged in the chain drugstore retail business: Big B, Inc.; Drug Emporium, Inc.; Fay's Incorporated; Genovese Drug Stores, Inc.; Longs Drug Stores Corporation; Revco D.S., Inc.; Rite Aid Corp.; and Walgreen Co. Data for the Peer Group Index and the S&P 500 was provided to the Company by the National Association of Chain Drug Stores (which omitted from the index one company included last year: F&M Distributors, Inc., which was acquired by Drug Emporium, Inc.).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REAL ESTATE TRANSACTIONS

     For information concerning these transactions, see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

-------------------------

** The graph and related disclosure contained in this section are not incorporated by reference into any filings by the Company under the Securities Act or the Exchange Act that incorporated future filings or portions thereof (including this Proxy Statement or this section).

                           PROPOSALS BY SHAREHOLDERS

     Any proposal of a Shareholder intended to be presented at the Annual Meeting of Shareholders to be held in 1997, must be received by the Company by July 2, 1997, to be eligible for inclusion in the Proxy Statement for the Meeting. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

                                            By Order of the Board of Directors,

                                            Gilbert C. Gerhard, Secretary

Troy, Michigan
October 31, 1996

                              ARBOR DRUGS, INC.



The undersigned hereby appoints Eugene Applebaum and Markus M. Ernst, and each  of them, the proxies of the undersigned, with full power of substitution, to vote all shares of $.01 par value Common Stock of Arbor Drugs, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Troy Marriott, 200 W. Big Beaver Road,
Troy, Michigan on December 3, 1996, and at any and all adjournments thereof.

The shares represented by this proxy will be voted in accordance with the specifications made herein. If no specifications are made, this proxy will be voted for the election of directors.

COMMENTS/ADDRESS CHANGE: ___________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________

-------                                                                                                                     --------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE                                 With-   For All
                                                  For   hold    Except

 1.  Election of Directors                        / /    / /      / /       2. In their discretion with respect to any other
                                                                               matters that may properly come before the
     EUGENE APPLEBAUM        MARKUS M. ERNST                                   meeting.
     GILBERT C. GERHARD      DAVID B. HERMELIN
     SPENCER M. PARTRICH     LAURIE M. SHAHON
     SAMUEL VALENTI III

 If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

                  RECORD DATE SHARES:

                                                                            Mark box at right if comments or address change
                                                                            have been noted on the reverse side of this card.  / /


                                                                            The undersigned hereby acknowledges receipt of the
                                                                            Annual Report of Arbor Drugs, Inc. for the fiscal year
                                                                            ended July 31, 1996 and the Proxy Statement dated
                                                     ----------------       October 31, 1996 enclosed herewith.
 Please be sure to sign and date this Proxy.        |Date            |
 --------------------------------------------------------------------|
|                                                                    |
|                                                                    |
 ----- Shareholder sign here -------------- Co-owner sign here ------
------------------------------------------------------------------------------------------------------------------------------------
          DETACH CARD

